Exhibit 99.1

Inova Technology (OTCBB: INVA), through its wholly-owned subsidiary, Desert Communications, Inc., said that it will receive $511,600 in payments during the first calendar quarter of 2010 from, Midland Independent School District in Texas, for the network services it provides for elementary schools through high schools in this district, which serves 21,000 students.

Inova CEO Adam Radly said, "Funding for such projects is done in combination with The Schools and Libraries Program of the Universal Service Fund, commonly called 'E-Rate,' which is administered by U.S. Federal Communications Commission." According to Radly, the federal government's aim is that schools and libraries in the U.S. should have affordable telecommunications and Internet access.

California-based Inova Technology is an enterprise level information technology solutions provider specializing in providing RFID solutions, wireless networking, storage and security technology solutions and IT professional services.

Inova Technology's RightTag unit provides RFID solutions to manage and track objects, while its Desert Communications unit provides network solutions for various entities, including school systems.